Exhibit 10.1

AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

This Amendment No. 3 (this "Amendment") to the Asset Purchase Agreement, dated as of March 6, 2018, by and between Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG, a stock corporation organized under the laws of Switzerland ("Seller"), and Seelos Corporation f/k/a Seelos Therapeutics, Inc., a Delaware corporation ("Buyer"), as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between Buyer and Seller and that certain Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018, by and between Buyer and Seller (as amended, the "Purchase Agreement"), is made as of October 15, 2019, by and between Buyer and Seller. Capitalized terms used but not otherwise defined herein shall have the meanings attributed to such terms in the Purchase Agreement.

RECITALS

WHEREAS, Section 10.10 of the Purchase Agreement provides that any amendment, modification or waiver of the Purchase Agreement shall only be valid if made in writing and signed by each of the Parties; and

WHEREAS, the Parties desire to enter into this Amendment and amend the Purchase Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1    AMENDMENT TO SECTION 1.1. Section 1.1 of the Purchase Agreement shall be amended by adding the following definitions:

""30-Day VWAP" means the volume weighted average price per share of the Parent Stock on the Principal Trading Market (as reported by Bloomberg L.P. (or its successor) or, if not available, by another authoritative source mutually agreed by Seller and Buyer) from 9:30 a.m. (New York City time) on November 19, 2019 to 4:00 p.m. (New York City time) on January 2, 2020."

""Issuance Date" means the earliest date following January 2, 2020 on which the Parent Stock can be issued by Buyer to Seller pursuant to Section 3.2(a)(i) taking into account any actions that are required to be taken by Buyer's transfer agent, American Stock Transfer & Trust Company, LLC, in connection with such issuance (it being acknowledged and agreed by the Parties that the Issuance Date shall occur on or before January 7, 2020)."

""Parent" means Seelos Therapeutics, Inc., a Nevada corporation."

""Parent Stock" means the common stock, par value $0.001, of Parent."

""Principal Trading Market" means the trading market on which the Parent Stock is primarily listed on and quoted for trading, which is currently The NASDAQ Capital Market."

""Trading Day" means a day on which the Principal Trading Market is open for trading."

1.2    AMENDMENT TO SECTION 3.2(a)(i). Section 3.2(a)(i) of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"(i)(A) by October 17, 2019, a payment of $750,000 in cash; (B) on or before January 7, 2020, an additional payment of $750,000 in cash; (C) on or before April 3, 2020, an additional payment of $1,000,000 in cash; (D) on or before July 10, 2020, an additional payment of $1,000,000 in cash; and (E) on the Issuance Date, $2,250,000 payable in Parent Stock, calculated by dividing $2,250,000 by the 30-Day VWAP; provided that Buyer may elect, in its sole discretion, to pay Seller cash (in whole or in part) in lieu of any Parent Stock contemplated under clause (E) above; provided further that, as a condition to receiving any shares of Parent Stock pursuant to clause (E) above, Seller shall execute and deliver to Parent a stock purchase agreement in the form attached hereto as Exhibit I; provided further that, if (1) Parent Stock is suspended or is otherwise not being traded on the Principal Trading Market for any reason, in either case at the time Parent Stock is required to be issued pursuant to this Section 3.2(a)(i), (2) Buyer is unable to deliver shares of Parent Stock to Seller in accordance with this Section 3.2(a)(i), or (3) Buyer elects not to deliver Parent Stock pursuant to the first proviso in clause (E) above, Buyer shall pay Seller cash in the above amount in lieu of issuing such Parent Stock."

1.3    AMENDMENT TO SECTION 8.2. Section 8.2 of the Purchase Agreement shall be deleted and replaced to read in its entirety as follows:

"8.2 Commercialization. From and after the Closing, Buyer shall use Commercially Reasonable Efforts to seek U.S. Regulatory Approval and commercialize the Product. In the event of a material breach by Buyer of Section 3.2(a)(i) (it being acknowledged by Buyer that the failure to make any payment of cash or Parent Stock required by Section 3.2(a)(i) in full on or prior to the applicable due dates shall constitute a material breach of such Section) that is not cured by Buyer within fifteen (15) days of the date of such material breach, Seller may, as its sole and exclusive remedy for such material breach of Section 3.2(a)(i), elect (by written notice to Buyer delivered to Buyer within thirty (30) days of the date of such material breach) to require Buyer to return all Assets and any related regulatory approvals, Confidential Information, data, studies, drug product, intellectual property including, without limitation, patents and patent applications (the "Reverted Assets"), and Assumed Liabilities to Seller for no consideration other than Buyer's acceptance of the Assumed Liabilities. In the event Seller makes such election (a) Buyer shall, unless prohibited by law, rule or regulation, use Commercially Reasonable Efforts to take all action necessary or advisable (including obtaining consents and approvals as reasonably requested) as soon as practicable to transfer the Reverted Assets and the Assumed Liabilities to Seller, (b) Seller shall, unless prohibited by law, rule or regulation, use Commercially Reasonable Efforts to take all action necessary or advisable (including obtaining consents and approvals as reasonably requested) as soon as practicable to accept the Reverted Assets and the Assumed Liabilities from Buyer and (c) immediately upon such election, this Agreement shall terminate, except with respect to (i) this Section 8.2 (Commercialization), (ii) Section 8.6 (Confidentiality), and (iii) Article 10 (Miscellaneous). In the event Seller requires Buyer to return the Reverted Assets and the Assumed Liabilities to Seller in accordance with this Section 8.2, and Buyer returns the Reverted Assets and the Assumed Liabilities to Seller in accordance with this Section 8.2, neither Party shall have any further obligations or liabilities owing to the other Party under this Agreement."

1.4    AMENDMENT TO EXHIBITS. The Purchase Agreement shall be amended to add Exhibit A attached hereto as Exhibit I to the Purchase Agreement.

ARTICLE 2
GENERAL PROVISIONS

2.1    REPRESENTATIONS, WARRANTIES AND COVENANTS. In connection with the amendments contemplated herein, Buyer: (a) represents and warrants to Seller that the difference between (i) the aggregate market value of Parent Stock that may be sold by Buyer on Form S-3 pursuant to General Instruction I.B.6 thereof and (ii) the aggregate market value of Parent Stock sold by Buyer pursuant thereto during the twelve (12) calendar months immediately prior to the date of this Amendment is at least $2,250,000; and (b) agrees that, until the Parent Stock (as defined in the Purchase Agreement) is issued to Seller in accordance with Section 3.2(a)(i) of the Purchase Agreement, it will not issue any Parent Stock registered under its registration statement on Form S-3 (File No. 333-221285) if such issuance would result in the difference between (i) the aggregate market value of Parent Stock that may be sold by Buyer on Form S-3 pursuant to General Instruction I.B.6 thereof and (ii) the aggregate market value of Parent Stock sold by Buyer pursuant thereto during the twelve (12) calendar months immediately prior to such issuance to be less than $2,250,000; provided, however, that the restriction set forth in the immediately preceding clause (b) shall not apply (I) in the event Buyer irrevocably elects (by prior written notice to Seller) to pay Seller cash in lieu of issuing Parent Stock in accordance with Section 3.2(a)(i) of the Purchase Agreement, or (II) in the event the aggregate market value of Parent Stock that may be sold by Buyer on Form S-3 is not limited pursuant to General Instruction I.B.6 thereof.

2.2    FULL FORCE AND EFFECT. Except as expressly set forth herein, the Purchase Agreement remains unchanged and in full force and effect. This Amendment shall be deemed an amendment to the Purchase Agreement and shall become effective when executed and delivered by the parties hereto. Upon the effectiveness of this Amendment, all references in the Purchase Agreement to "the Agreement" or "this Agreement," as applicable, shall refer to the Purchase Agreement, as modified by this Amendment.

2.3    COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2.4    GOVERNING LAW; FORUM. This Amendment and the relationship of the Parties shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York. Any disputes relating to the transactions contemplated by this Amendment shall be heard in the State and Federal courts located in the County of New York in the State of New York.

2.5    AMENDMENT. Any amendment, modification or waiver of this Amendment shall only be valid if made in writing and signed by each of the Parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Amendment as of the date first written above.

SELLER:

PHOENIXUS AG

By: /s/ Averill Powers
       Name: Averill Powers
       Title: Chief Executive Officer

BUYER:

SEELOS CORPORATION

By: /s/ Raj Mehra
       Name: Raj Mehra
       Title: Chief Executive Officer

EXHIBIT A

FORM OF STOCK PURCHASE AGREEMENT

SEELOS THERAPEUTICS, INC.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of January 2, 2020, by and between SEELOS THERAPEUTICS, INC., a Nevada corporation (the "Company"), and Phoenixus AG, a stock corporation organized under the laws of Switzerland (the "Purchaser").

RECITALS

WHEREAS, Seelos Corporation, a wholly-owned subsidiary of the Company, and the Purchaser are parties to that certain Asset Purchase Agreement, dated March 6, 2018, as amended by that certain Amendment to Asset Purchase Agreement, dated as of May 18, 2018, that certain Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018 and that certain Amendment No. 3 to Asset Purchase Agreement, dated as of October 15, 2019 (as amended, the "Asset Purchase Agreement"); and

WHEREAS, in accordance with Section 3.2(a)(i)(E) of the Asset Purchase Agreement, the Purchaser desires to purchase from the Company, and the Company desires to sell to the Purchaser, an aggregate of [●] shares (the "Shares") of Common Stock of the Company ("Common Stock"), which number of shares is equal to $2,250,000 divided by the 30-Day VWAP (as defined in the Asset Purchase Agreement) as of January 2, 2020, on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       SALE AND PURCHASE.

Subject to the terms and conditions hereof, the Company hereby issues and sells to the Purchaser, and the Purchaser hereby purchases from the Company, the Shares, in full satisfaction of the Company's obligation to issue any shares of Common Stock to the Purchaser as provided under Section 3.2(a)(i)(E) of the Asset Purchase Agreement.

2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser that:

2.1   Organization. The Company is a business entity duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted. The Company is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the Company.

2.2   Authorization. The Company has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The Company has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Company and is the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms. The Shares are validly issued, fully paid and nonassessable, free of any liens or encumbrances and issued in compliance with all applicable federal and state securities laws.

2.3   Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the "SEC") in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), a registration statement on Form S-3 (File No. 333-221285) (the "Registration Statement"). The Registration Statement was declared effective by order of the SEC on December 7, 2017. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Shares thereunder, and the Company has not received any written notice that the SEC has issued or intends to issue a stop order or other similar order with respect to the Registration Statement or that the SEC otherwise has suspended or withdrawn the effectiveness of the Registration Statement. The "Plan of Distribution" section of the Registration Statement permits the issuance of the Shares under the terms of this Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company that:

3.1   Organization. The Purchaser is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed or incorporated. The Purchaser has the requisite power and authority to own, lease and operate the properties now owned, leased and operated by it and to carry on its business as currently conducted. The Purchaser is duly qualified to do business as a foreign entity in each jurisdiction in which the nature of its business or the character of its properties makes such qualification necessary, except where the failure to do so would not have a material adverse effect on the Purchaser.

3.2   Authorization. The Purchaser has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The Purchaser has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Purchaser and is the legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with its terms.

3.3   Investment Representations.

(a)    The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Purchaser can bear the economic risk of this investment indefinitely.

(b)    The Purchaser represents that by reason of its, or of its management's, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(c)    The Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(d)    The Purchaser has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities and the Company's public filings with the SEC. The Purchaser has also had the opportunity to ask questions of, receive answers from and obtain additional information from (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) the Company and its management regarding the terms and conditions of this investment. The Purchaser acknowledges and agrees that the Company neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

(e)    The residency of the Purchaser (or in the case of a partnership or corporation, such entity's principal place of business) is correctly set forth on the signature pages hereto. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Company's offer and sale and the Purchaser's subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

(f)    The Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of an investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g)    At no time prior to the date of this Agreement has the Purchaser or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Securities Exchange Act of 1934, as amended) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

4.       COVENANTS

4.1   Prospectus Supplement. The Company agrees that it shall, within the time required under Rule 424(b) under the Securities Act, file with the SEC a prospectus supplement of the Company relating to the Shares (the "Prospectus Supplement") pursuant to Rule 424(b)(5) under the Securities Act. The Purchaser shall furnish to the Company such information regarding itself, the shares of Common Stock beneficially owned by it and the intended method of distribution thereof, including any arrangement between the Purchaser and any other person relating to the sale or distribution of the Shares, as shall be reasonably requested by the Company in connection with the preparation and filing of the Prospectus Supplement, and shall otherwise cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Prospectus Supplement with the SEC.

5.       MISCELLANEOUS

5.1   Survival. The representations, warranties and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company, as the case may be.

5.2   Notices. All notices required or permitted hereunder shall be in writing and be given by personal delivery, by an internationally recognized overnight carrier, by registered or certified mail, postage prepaid with return receipt requested or by electronic mail at the respective addresses set forth on the signature pages to this Agreement or at such other addresses as the Company or the Purchaser, as applicable, may designate by ten days' advance written notice to the other party hereto. Notices delivered personally shall be deemed communicated as of actual receipt; notices sent via overnight courier shall be deemed received three (3) Business Days following sending; and notices mailed shall be deemed communicated as of seven (7) Business Days after mailing. For purposes of this Agreement, "Business Day" means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

5.3   Assignability; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto. Nothing in this Agreement shall be deemed to create any third party beneficiary rights in or on behalf of any other person.

5.4   Governing Law; Forum. This Agreement and the relationship of the parties hereto shall be governed by and construed and interpreted in accordance with the laws of the State of New York irrespective of the choice of laws principles of the State of New York. Any disputes relating to the transactions contemplated by this Agreement shall be heard in the State and Federal courts located in the County of New York in the State of New York.

5.5   Expenses. Each party hereto shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

5.6   Amendments. Any amendment, modification or waiver of this Agreement shall only be valid if made in writing and signed by each of the parties hereto.

5.7   Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

5.8   Entire Agreement. This Agreement and the Asset Purchase Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter.

5.9   Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

5.10   Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single document. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.11   Representation by Counsel; Interpretation. The Purchaser and the Company each acknowledge that it has been represented by its own legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it, has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the Purchaser and the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this STOCK PURCHASE AGREEMENT as of the date first set forth above.

THE COMPANY:

SEELOS THERAPEUTICS, INC.

By: ___________________________________
Name: Raj Mehra, Ph.D.
Title: President and Chief Executive Officer
Address: 300 Park Avenue, 12th Floor
                New York, NY 10022
Email: raj.mehra@seelostx.com

THE PURCHASER:

PHOENIXUS AG

By: ___________________________________
Name: Averill L. Powers
Title: Chief Executive Officer

Address: 600 Third Avenue, 10th Floor
                New York, NY 10016

Email: apowers@vyera.com